EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:                           Media Relations Contact:
Fabrice Klein                                         Barbara Gibson
404-260-2537                                          404-260-2674
fklein@interland.com                                  bgibson@interland.com
--------------------                                  ---------------------


                  INTERLAND REPORTS FOURTH QUARTER 2002 RESULTS

ATLANTA, October 16, 2002 - Interland, Inc. (Nasdaq: INLD), the leading provider of business-class Web hosting services to small and medium businesses, today announced financial results for its fourth fiscal quarter and the fiscal year ended August 31, 2002. The company reported revenues of $27.8 million for the quarter and gross margins of 48.8 percent. Including a $4.1 million dollar non-cash charge to increase previously established reserves for facility closure costs, the company's Adjusted EBITDA1 loss for the quarter was $5.1 million or $.04 per share based upon approximately 137.9 million weighted average shares outstanding. The Adjusted EBITDA loss also reflects a $4.9 million charge to bad debt expense to write off all receivables greater than 90 days old in accordance with a newly adopted policy. Capital expenditures for the quarter were $0.7 million. For fiscal year 2002, the company's first full year of operation as a Web hosting company, revenues were $101.6 million. Net Loss for the fiscal year was $11.3 million, or $.08 per share.

"This first year of the new Interland has been both challenging and exhilarating, as we grew revenue nearly 60 percent over the same quarter last year," said Joel J. Kocher, chairman and CEO of Interland. "From virtually a standing start we built a winning team and won wide recognition as the leading SME hosting company. In the current economic environment, our goal of achieving free cash flow2 within nine months after a first quarter negative free cash flow of $16.5 million proved to be somewhat aggressive. We have, however, addressed two factors that prevented us from being free cash flow in the quarter. We have fully assessed our real estate liability, and we have refocused our receivables collection practices, and I believe we are well positioned for the future."

"We have successfully completed the first phase of our plan to create the hosting company of the future," Kocher said. "In this phase our primary method of growth was through acquisitions that enabled us to quickly spread our fixed costs over a much larger base, and to achieve the scale economies essential to profitability. From August 2001 through August 2002 we closed on the acquisition of a competitor or its customers at a rate of one every eight weeks, a remarkable record."


------------------------
1 Adjusted EBITDA consists of a loss from continuing operations, excluding interest income (expense), income taxes, one-time merger and integration costs, and depreciation and amortization, as further adjusted to exclude non-cash stock compensation expense. Adjusted EBITDA does not represent funds available for discretionary use and is not intended to represent cash flow from operations as measured under generally accepted accounting principles. Adjusted EBITDA should not be considered as an alternative to net loss or net cash used in operating activities, but may be useful to investors as an indication of operating performance. Our calculations of adjusted EBITDA may not be consistent with similarly titled calculations used by other companies.
2 Free cash flow consists of Adjusted EBITDA plus cash used for capital expenditures.

"Our next phase, while still allowing for acquisitions, is designed to integrate our operations focusing on our now production-tested blueHALOTM architecture, and to implement a full suite of internal systems to support our business. We developed and rigorously tested blueHALOTM over the past year as an innovative Web hosting platform that provides high reliability at low cost. These steps are essential to building the foundation for strong organic growth."

The company announced that during the close of the fourth quarter it discovered that its systems used to compute deferred revenue contained an algorithm that inaccurately calculated deferred revenue on month-to-month customer accounts. Although the company processed few accounts of this type prior to 2002, it used the system to process increasing numbers of customer accounts throughout 2002. The effect of the error was a deficit in the deferred revenue account of $3 million by the end of the year, and the inappropriate recognition of the same amount of current revenue over the first three fiscal quarters ($1 million, $0.3 million, and $1.7 million in the first, second, and third quarters respectively). The company has filed two Forms S-3 in connection with its acquisitions which incorporate previously-filed Forms 10-Q, and the company will be amending those 10-Qs to reflect the correct figures. The company has made the necessary modifications to its systems to prevent the recurrence of the error. There are no allegations of accounting improprieties, and the correction of the error will not affect the company's cash position or the ultimate amount of revenue it will realize from the affected accounts.

The company also announced that it has adopted a new business practice related to past due accounts. The company had been expending significant resources on collection efforts, particularly on acquired accounts. The company will be shifting its attention to monitoring current accounts, and will timely terminate service when accounts become past due. The company has retasked those employees previously focused on collecting past due accounts and has accordingly written off $4.9 million of customer accounts receivable in the fourth quarter so that there is no recognition of any balance that is more than 90 days past due.

Interland's cash position remains strong. As of August 31, 2002, Interland had $147.9 million in cash, investments, and temporarily restricted cash.

FUTURE GUIDANCE

"Now that we have largely completed the scaling phase, we now move to the full consolidation and professionalization of our business," said Kocher. "We've learned a great deal about hosting for SMEs, both by operating our own company and by looking very closely at both prospective and accomplished acquisitions. We believe that SMEs will demand and be willing to pay for quality, and we believe that a hosting company that can deliver professional-grade service at scale can price its services attractively and still provide market returns for its shareholders."

"This can not be done, however, without some investment -- in systems, professional managers, solid architecture, security, disaster recovery, and in a whole range of areas -- to bring SME hosting to the same standard that large enterprises already enjoy. Interland is in a unique position to narrow the gap. Most of our competitors do not have, and cannot obtain, the resources necessary to compete successfully on the level we plan to attain. We recognized when we entered this industry that a company that could achieve standardization, enable automation, and bring about professional efficiency would, because of high quality and much lower support costs, have an enormous competitive advantage. This is the year that we seize that advantage."

Kocher said that during fiscal 2003 the company plans to invest a total of about $8 million, divided about equally between capital expenditures and operating expenses, in its infrastructure, completing the integration of acquisitions, and the migration of customers to the blueHALOTM architecture, upgrading internal systems, divesting acquired data centers, and consolidating operations. For the quarter ending November 30, 2002, the company expects revenue of $27 million to $29 million, and, reflecting a portion of the investments, Adjusted EBITDA loss between $1 million and $3 million. At the end of 2002 the company took a non-cash charge of $4.1 million to recognize the effect of a deteriorating real estate market on its likely cost to abandon leases on data centers previously identified, and the company expects an additional charge, not included in the estimates above, of about $3 million some time in fiscal 2003 to exit other facilities rendered surplus by the consolidation of other acquired data centers. Revenue for fiscal 2003 is expected to be between $110 and $120 million. When the investments are completed, some time in the spring of 2003, Adjusted EBITDA margins are expected to approach 15 percent of revenue.

CONFERENCE CALL

Interland will conduct a conference call today at 4:30 p.m. EST, accessible by calling 312-461-9313, no passcode necessary, or via the Internet at
www.interland.com under the Investor Relations section. A replay of the conference call will also be available at 402-220-2306, passcode: 5280605, and at the Web site.

ABOUT INTERLAND

Interland, Inc. (Nasdaq: INLD) is the leading provider of business-class Web hosting solutions for small and medium businesses, offering a broad portfolio of standardized Web hosting, e-commerce, and application hosting services, from basic Web sites to managed dedicated hosting solutions. More information about Interland can be found at www.interland.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: the expected growth of Interland's business; the timing and effect of merger integration; expected cash resources; and Interland's expectations regarding its future financial results, including the company's ability to reach cash flow positive, profitability and improved margins, as well as the projections set forth under the heading "Future Guidance" in this press release and the timing of achieving those projected results. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements include but are not limited to: the ability to achieve expected operating efficiencies, the ability to operate within budgeted expense, risks associated with integrating newly acquired technologies and products and unanticipated costs of such integration, the ability to achieve annualized cost savings through planned integration programs, the ability of the company to expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the retention of key employees, investments in new business opportunities and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

                                       ###

INTERLAND, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       FOR THE QUARTER ENDED           FOR THE FISCAL YEAR ENDED
                                                    AUGUST 31,        AUGUST 31,     AUGUST 31,        AUGUST 31,
                                                      2002              2001            2002             2001
                                                 ---------------    ------------    ------------    --------------


Revenues                                          $      27,784      $   17,366      $   101,628     $     60,752
Cost of revenues                                         14,222          10,982           55,231           39,420
                                                 ---------------    ------------    ------------    --------------
  Gross margin                                           13,562           6,384           46,397           21,332
                                                 ---------------    ------------    ------------    --------------
                                                           48.8%           36.8%            45.7%            35.1%
Operating expenses:
  Sales, marketing and technical support                 12,777           9,421           52,055           37,181
  General and administrative                             12,746          13,141           46,582           42,876
  Bad debt expense                                        4,913             614           10,529            2,232
  Restructuring costs                                      (344)        110,278            1,500          110,278
  Merger and integration costs                              460           1,711            5,484            1,711
  Other expense (income), net                               (64)         (2,202)             682           (1,637)
                                                 ---------------    ------------    ------------    --------------
  Total operating expenses                               30,488         132,963          116,832          192,641
                                                 ---------------    ------------    ------------    --------------
Operating loss                                          (16,926)       (126,579)         (70,435)        (171,309)
(Loss) on investments, net                                    -          (5,000)               -           (5,419)
Interest income (expense), net                              459           1,829              752            8,317
                                                 ---------------    ------------    ------------    --------------
Loss from continuing operations before taxes            (16,467)       (129,750)         (69,683)        (168,411)
Income tax benefit                                            -          10,000           64,241           22,694
                                                 ---------------    ------------    ------------    --------------
Net income (loss) from continuing operations            (16,467)       (119,750)          (5,442)        (145,717)
                                                 ---------------    ------------    ------------    --------------

Loss from discontinued operations, net of tax            (1,289)        (30,751)          (5,851)        (211,477)
                                                 ---------------    ------------    ------------    --------------
Net income (loss)                                 $     (17,756)     $ (150,501)     $   (11,293)    $   (357,194)
                                                 ===============    ============    ============    ==============

Basic net income (loss) per share:
   Continuing operations                          $       (0.12)          (1.10)           (0.04)            1.46
   Discontinued operations                                (0.01)          (0.28)           (0.04)            2.12
                                                 ---------------    ------------    ------------    --------------
                                                  $       (0.13)     $    (1.38)     $     (0.08)    $       3.58
                                                 ===============    ============    ============    ==============

Weighted average shares outstanding during the
  period                                                137,950         107,970          137,389           99,596



RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA LOSS

NET INCOME FROM CONTINUING OPERATIONS                          $     (16,467)             (5,442)
                                                              ---------------       ------------
     Interest (income) expense, net                                     (459)               (752)
     Income tax benefit                                                    -             (64,241)
     Depreciation and amortization                                    11,426              36,719
                                                              ---------------       ------------
EBITDA                                                                (5,500)            (33,716)
     Non-cash compensation expense                                       252               1,083
     Merger, integration and restructuring costs                         116               6,984
                                                              ---------------       ------------
ADJUSTED EBITDA                                                $      (5,132)        $   (25,649)
                                                              ===============       ============


INTERLAND, INC.
CONSOLIDATED STATEMENTS OF BALANCE SHEET
(IN THOUSANDS)

                                                                                     FOR THE FISCAL YEAR ENDED
                                                                               AUGUST 31,                 AUGUST 31,
                                                                                 2002                        2001
                                                                            ----------------           ---------------


Assets
           Cash and Cash Equivalents                                         $       74,626             $     142,675
           Short Term Investments                                                    31,455                    31,468
           Receivables, Net                                                          10,649                    11,576
           InterCompany Due to/from                                                       -                         -
           Income Taxes Recoverable                                                   2,019                    23,847
           Deferred Income Taxes                                                          -                         -
           Other Current Assets                                                       3,854                     4,223
                                                                            ----------------           ---------------
Total Current Assets                                                                122,603                   213,789

           Restricted investments                                                    34,303                    27,944
           Property Plant and Equipment, Net                                         59,058                    59,849
           Goodwill                                                                 120,997                   104,406
           Intangibles, net                                                          51,932                    17,216
           Investments - held to maturity                                             7,512                     6,000
           Equity Investment                                                              -                         -
           Other assets                                                                  51                        76
                                                                            ----------------           ---------------
Total Assets                                                                 $      396,456             $     429,280
                                                                            ================           ===============

Liabilities and Shareholders Equity
           Accounts Payable                                                  $        5,428                     5,751
           Accrued expenses                                                          30,364                    57,676
           Curr. Portion debt                                                        19,157                    14,875
           Deferred Revenue                                                          19,297                    15,859
                                                                            ----------------           ---------------
  Total Current Liabilities                                                          74,246                    94,161

           Long-term debt                                                            12,009                    24,231
           Deferred revenue, long-term                                                1,195                     1,563
           Deferred income taxes                                                          -                         -
           Other liabilities                                                         11,276                    12,895
                                                                            ----------------           ---------------
  Total Long-Term Liabilities                                                        24,480                    38,689
                                                                            ----------------           ---------------
  Total Liabilities                                                                  98,726                   132,850
                                                                            ================           ===============

Shareholders' Equity
           Common Stock                                                               1,413                     1,378
           Warrants                                                                   1,689                     1,690



           Deferred Compensation                                                     (2,227)                   (3,310)
           Note Receivable from Shareholder                                          (2,735)
           Additional Capital                                                       296,949                   282,738
           Retained Earnings                                                          2,641                    13,934
           Treasury Stock, at cost                                                        -                         -
           Foreign Currency Translation                                                   -                         -
                                                                            ----------------           ---------------

Total shareholders' equity                                                          297,730                   296,430
                                                                            ----------------           ---------------

Total Liabilities and Sharehlders' equity                                    $      396,456             $     429,280
                                                                            ================           ===============



SCHEDULE OF CORRECTIONS TO PREVIOUS
FINANCIAL INFORMATION
(in thousands of dollars, except earnings per share data)

                                             Quarter ended November    Quarter ended February
                                                    30, 2001                  28, 2002         Quarter ended May 31, 2002
                                                As                        As                         As
                                            previously                previously                 previously
                                             reported   As corrected   reported   As corrected    reported   As corrected

Revenues                                    $  24,873    $   24,151    $ 25,542    $   25,549     $ 26,390    $   24,621
                                           ===============================================================================
Gross margin - $                            $  10,738    $    9,786    $ 11,753    $   11,761     $ 13,305    $   11,535
                                           ===============================================================================
Gross margin - %                                 43.2%         40.5%       46.0%         46.0%        50.4%         46.9%
                                           ===============================================================================
Income (loss) from operations               $ (19,071)   $  (20,023)   $(19,622)   $  (19,615)    $(11,855)   $  (13,624)
                                           ===============================================================================
Loss before taxes and discontinued
  operations                                $ (18,820)   $  (19,772)   $(19,554)   $  (19,547)    $(11,880)   $  (13,650)
                                           ===============================================================================
Net income (loss)                           $ (18,820)   $  (19,772)   $ (19,554)  $  (19,547)    $ 47,800    $   46,029
                                           ===============================================================================
Earnings (loss) per share                   $   (0.14)   $    (0.14)   $  (0.14)   $    (0.14)    $   0.35    $     0.33
                                           ===============================================================================

Deferred revenues                           $  20,156    $   21,109    $ 23,208    $   24,806     $ 22,033    $   25,272
                                           ===============================================================================
Total liabilities                           $ 120,499    $  121,402    $118,606    $  120,204     $108,731    $  111,970
                                           ===============================================================================
Shareholder's equity                        $ 277,480    $  276,527    $259,370    $  257,772     $307,953    $  305,536
                                           ===============================================================================



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